Exhibit 10.26

AMENDED AND RESTATED LEASE AGREEMENT

THIS AMENDED AND RESTATED LEASE AGREEMENT, hereinafter referred to as the “Lease”, is hereby made by and between EMMA INVESTMENTS, LLC, a Florida limited liability company, hereinafter referred to as the “Lessor”, whose address is Post Office Box 941618, Maitland, Florida 32794, and FARO TECHNOLOGIES, INC., a Florida corporation, hereinafter referred to as the “Lessee” whose address is 250 Technology Park, Lake Mary, Florida 32746.

WITNESSETH:

That Lessor, for and in consideration of the covenants and agreements hereinafter set forth and the rent hereinafter specifically reserved, does hereby lease unto Lessee the premises identified herein, in accordance with the following terms and conditions:

1. Premises:

1.01 Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, for the term and subject to the covenants and conditions set forth in this Lease the premises located at 125 Technology Park, Lake Mary, Seminole County, Florida 32746, more specifically depicted on Exhibit “A” attached hereto and incorporated herein, hereinafter referred to as the “Premises”.

1.02 This Lease is subject to the following:

(a) conditions, restrictions, and limitations, if any, that are of record;

(b) present and future building restrictions or zoning ordinances of any municipality, Seminole County, the State of Florida, and any other governmental agency or body now existing, or which may hereinafter exist during the term of this lease by reason of any legal authority;

(c) the conditions and state of repair of the Premises;

(d) rights, if any, of any utility companies relating to the furnishing of water, gas, electric and other utility lines, wires, pipes and poles, and the maintenance thereof.

2. Use Of The Premises And Compliance With Laws:

2.01 Lessee shall use and occupy the Premises for general office and light industrial uses only, subject to the terms of this Lease. Lessee shall not do or permit anything to be done on or about the Premises or the building that will unreasonably interfere with the rights of other tenants in neighboring buildings or allow the Premises to be used for any unlawful purpose. Lessee shall not do, permit or suffer in, on or about the Premises the sale of any alcoholic liquor without the written consent of Lessor first obtained.

2.02 Lessee shall not use and/or occupy the Premises for any use or uses other than as described in Section 2.01 above without the express prior written approval of the Lessor. Lessee will neither use, nor permit the use of the Premises, in any manner that is in conflict with any “Laws”, as hereinafter defined. In connection with Lessee’s use of the Premises, it, its invitees, licensees, guests and employees shall, at all times, comply with all Laws of any nature whatsoever which govern its use of the Premises including, but not limited to, all zoning regulations, all Environmental Laws and all rules and regulations of any board of fire underwriters having jurisdiction thereof. Lessee, at its sole cost and expense, shall be responsible for obtaining any and all governmental permits and approvals that may be necessary in connection with Lessee’s use and occupation of the Premises. Further, Lessee agrees to indemnify and hold Lessor harmless against any and all claims and/or damages to which Lessor may be exposed as a result of Lessee’s failure to obtain any necessary permits and/or approvals. As used herein “Laws” shall mean all federal, state, county and local laws, statutes, codes, ordinances, rules, regulations, decrees, orders and other such requirements now or hereafter imposed, including, but not limited to, any and all Environmental Laws (as hereinafter defined).

2.03 Lessee shall not place or park any vehicle on the Premises, nor allow any of its employees, agents, customers, guests or invitees to place or park any vehicle on the Premises, in such a manner that impedes the flow of traffic or blocks access to or from the Premises or surrounding property.

2.04 Lessee, at its sole cost and expense, shall be responsible for complying with all applicable provisions, during the Term of the Lease, of the ADA as may be amended from time to time, relating to: (a) the physical condition of the Premises; (b) Lessee’s policies and the operation of its business from the Premises; and, (c) Lessee’s employment-related practices. As used herein, “ADA” means The Americans With Disabilities Act of 1990 (42 U.S.C. §1201 et seq.) and the regulations and guidelines promulgated or published thereunder as any of the foregoing may be amended. Lessor shall have no responsibility whatsoever for compliance with the ADA with regard to the Premises during the Term of this Lease and Lessee shall indemnify, defend and hold Lessor harmless from and against any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys’ fees, in connection with, or resulting from, compliance or non-compliance with the ADA during the Term of the Lease.

3. Term:

3.01 The term of this Lease shall be for a period beginning October 1, 2009 and ending September 30, 2014. The beginning date of this period, October 1, 2009, shall hereinafter be referred to as the Commencement Date. This term shall hereinafter be referred to as the “Primary Term”. For the purposes of this Lease, the Primary Term and the Option Term discussed in section 3.02 are sometimes herein collectively referred to as the “Term”.

3.02 Upon the expiration of the Primary Term of this Lease, and provided Lessee is not then in default hereunder, Lessee shall have the option to extend the Term of this Lease for one additional five (5) year period, hereinafter referred to as the “Option Term”. In order to exercise the option for the Option Term, Lessee must give Lessor notice, in writing, of its intent to exercise the option at least one hundred eighty (180) days prior to the expiration of the Primary Term. Failure by the Lessee to give the required written notice of its election to exercise the option for the Option Term shall result in the waiver and cancellation of Lessee’s right to elect such option. The Option Term, if Lessee properly exercises the option, shall be governed by the terms and conditions of this Lease. The base rent for the Option Term shall be calculated in accordance with the provisions of 4.02 and 4.03 below.

3.03 The parties recognize that the Premises are currently leased by Lessee under that certain Lease Agreement dated August 8, 2006 (the “Prior Lease”), which Prior Lease was assigned to Lessor upon its purchase of the Premises. The parties confirm and ratify the validity and effectiveness of the Prior Lease up to the Commencement Date of this Lease. Upon the Commencement Date, the Prior Lease shall be deemed amended, totally restated and superseded by this Lease. As a result, the conduct and relationship of the parties thereafter as to the Premises shall be solely governed by the terms and conditions of this Lease and the Prior Lease shall be of no further force and effect.

4. Rent:

4.01 Beginning on the Commencement Date and continuing during the Term of this Lease, Lessee shall pay to Lessor, as rent for the use and occupancy of the Premises: (a) the base rent provided for in this section; (b) the Operating Expense Charge as described below; and (c) applicable sales tax. The foregoing shall hereinafter sometimes be collectively referred to as the “Rent”. The Rent shall be paid by Lessee to Lessor, monthly in advance, on the first day of each and every month during the Term. With regard to the first payment of Rent, the same shall be paid by Lessee to Lessor upon the Commencement Date.

4.02 The base rent during the Primary Term shall be as follows:

(a) The base rent for the first year of the Term shall be $309,408.48. The base rent for the first year of the Term shall be paid by Lessee to Lessor in twelve equal monthly installments of $25,784.04.

(b) On October 1, 2010, and again on October 1 of each succeeding year occurring during the Primary Term, the base rent shall be increased by three percent (3%). The Lessee agrees to pay the adjusted base rent, together with the rest of the Rent due, in equal monthly installments on the first day of each and every month for the next ensuing twelve month period. Accordingly, the scheduled base rent increases for the Primary Term shall be as follows:

10/1/2010 – 9/30/2011 – Annual Base Rent: $318,690.72 ($26,557.56/mo.)
10/1/2011 – 9/30/2012 – Annual Base Rent: $328,251.48 ($27,354.29/mo.)
10/1/2012 – 9/30/2013 – Annual Base Rent: $338,099.04 ($28,174.92/mo.)
10/1/2013 – 9/30/2014 – Annual Base Rent: $348,241.92 ($29,020.16/mo.)

(c) If properly and timely elected, the base rent of the first year of the Option Term shall be determined as set forth in Section 4.03. On October 1 of each succeeding year following the beginning of the Option Term through the remainder of the Option Term, the base rent shall be increased by three percent (3%). The Lessee agrees to pay the adjusted base rent, together with the rest of the Rent due, on the first day of each and every month for the next ensuing twelve month period.

4.03 Within fifteen (15) days of Lessee’s timely election of the Option Term described in section 3.02, Lessor shall deliver written notice to Lessee as to Lessor’s estimation as to the fair market base rent rate and thereafter should negotiate in good faith with Lessee in an attempt to agree upon a fair market base rent rate for the first year of the Option Term. The term “fair market base rent rate” shall mean the annual rental rate, projected to the date of the commencement of the Option Term, which Lessee would expect to pay and Lessor would expect to receive under leases for space of comparable size and quality to the Premises in the same sub-market area, upon terms and conditions comparable to this Lease. The base rent for the first year of the Option Term shall be ninety-five percent (95%) of the fair market base rent rate, as agreed upon not later than sixty (60) days following Lessee’s timely election of the Option Term. In the event the Lessor and Lessee are unable to agree as to the fair market base rent rate within such sixty (60) day period, then within ten (10) days of such date, each party shall employ a qualified real estate professional, with at least five (5) years experience immediately prior to the date in question, to appraise and establish the fair market base rent rate for similar leases. The two real estate professionals thus appointed shall meet promptly and attempt to agree upon and establish said rate or, upon failing to do so, shall then jointly designate a third real estate professional within fifteen (15) days of their appointment. Within fifteen (15) days after selection of the third real estate professional, such professional shall select the fair market base rent rate proposed by either Lessee’s or Lessor’s real estate professional as the amount more reflective of the fair market base rent rate. Such determination shall be finally determinative of such fair market base rent rate. Each of the parties shall pay the cost of its own real estate professional and bear one-half (1/2) of the cost of the third real professional.

4.04 Lessee shall pay to Lessor, monthly in advance, commencing on the Commencement Date and continuing thereafter on the first day of each month during the Lease Term, charges associated with operating costs for the Premises. This payment, hereinafter referred to as the “Operating Expense Charge”, shall begin at the base rate of $6,217.62 per month. The Operating Expense Charge shall include, without limitation: (a) real property taxes; (b) building structure and liability insurance on the building; and (c) property owners association dues. Within sixty (60) days of the Lease anniversary, Lessor shall furnish Lessee with a written statement of the total estimated installments paid by Lessee for the immediately previous year of the Term and the actual operating costs for the Premises (the “Reconciliation Notice”). Lessee shall pay any deficiency as shown on such statement to Lessor within fifteen (15) days after delivery of such statement. Any excess payment by Lessee shown on such statement shall be credited against payments next due from Lessee or, if no such payments are next due, such excess payment shall be refunded to Lessee. Lessor will notify Lessee, within sixty (60) days of the Lease anniversary, of the estimated amount to be due for the Operating Expense Charge for the next Lease year of the Term and the corresponding monthly amount to be due.

4.05 The total monthly payment due for Rent hereunder shall be paid by Lessee to Lessor in lawful money of the United States, without notice or demand, and without abatement, reduction, setoff, counterclaim, defense or deduction, except as specifically provided for herein.

4.06 Lessee shall promptly pay all Rent and other charges at Lessor’s address: Post Office Box 941618, Maitland, Florida 32794, or to such other person or corporation and at such other address, as shall be designated by Lessor in writing at least ten (10) days prior to the next ensuing Rent payment date.

5. Tenant Improvements:

5.01 Lessor agrees to expend certain funds toward the construction of approved tenant improvements made to the Premises in accordance with the conditions of this section. Lessor agrees to pay, as a one time expense to Lessor, anytime during the Term hereof, the sum of Twenty Thousand and No/100 Dollars ($20,000.00) to be applied to new paint and carpet and other repairs and replacements in the Premises as determined by Lessee. These funds shall be used to pay expenses for such improvements which will stay with the Premises and benefit the property following the termination/expiration of this Lease. The tenant improvement funds described herein shall be paid directly to the improvement vendors following (a) completion of all approved tenant improvements (b) three (3) days following presentation of all necessary paperwork to clear the property of any potential or actual liens arising from such improvements and (c) following Lessor’s inspection of same to ensure completion, which inspection shall occur within ten (10) days following notice from the Lessee to Lessor that the improvements are complete. All approved tenant improvements must be made within the constraints of section 14.01. Any and all costs associated with the approved tenant improvements in excess of the $20,000.00 allowance shall be made at the sole cost and expense of Lessee. With the exception of Lessor’s agreement to provide tenant improvement funds as described in this section, Lessee agrees to and does accept the Premises in its “as-is” condition as of the execution of this Lease. Lessee’s occupancy of the Premises shall be conclusive evidence of Lessee’s agreement and acceptance in this regard.

6. Property Taxes:

6.01 As part of the monthly Operating Expense Charge, Lessee shall pay, during the Term of this Lease, all real estate taxes attributable to the Premises. The phrase “real estate taxes attributable to the Premises” as used in this paragraph shall mean, an amount equal to the real estate taxes, any assessments and any governmental charges levied upon or with respect to the Premises and the building located upon the Premises. Lessee shall be liable for all taxes levied upon the personal property and trade fixtures placed by

Lessee in or about the Premises. If any taxes attributable to the personal property and trade fixtures placed by Lessee in or about the Premises shall be levied against Lessor or Lessor’s property, and if Lessor pays the same, or if the assessed value of Lessor’s land is increased by the inclusion thereof, and if Lessor pays the taxes based upon such increased assessment, Lessee upon demand shall repay to Lessor the taxes so paid by Lessor. Lessee will have the right to contest the amount or validity, in whole or in part, of any tax on Lessee’s personal property and trade fixtures by appropriate proceedings diligently conducted in good faith by Lessee, only after paying such tax or posting security that Lessor reasonably requires in order to protect the Premises against loss or forfeiture. Upon termination of any proceedings, Lessee will pay the amount of the tax or part of the tax as finally determined, the payment of which may have been deferred during the prosecution of the proceedings, together with any costs, fees, interest, penalties or other related liabilities. Lessor will not be required to join in any contest or proceedings unless the provisions of any law or regulations then in effect require that the Lessor participate in such proceedings. In the event Lessor does join in the proceedings, Lessor shall not be subjected to any liability for the payment of any costs or expenses in connection with any such contest or proceeding. Further, Lessee shall indemnify Lessor against and save Lessor harmless from any and all such costs and expenses.

7. Building Structure Insurance:

7.01 Lessor will at all times during the Term hereof maintain in effect the following policy or policies of insurance: (a) property insurance on the “Special Form” or equivalent form on a replacement cost basis against loss or damage to the building structure on the Premises in the amount of the full replacement cost of the building, (b) loss of rental income for not less than 12 months, and (c) commercial general liability insurance in amounts typically carried by lessors of similar buildings. Lessee shall have the responsibility to pay for all premiums for such insurance within the monthly Operating Expense Charge.

8. Additional Rent:

8.01 All taxes, charges, costs and expenses that Lessee assumes or agrees to pay hereunder, together with all interest and penalties that may accrue thereon in the event of the failure of the Lessee to comply with the terms and conditions of this Lease, other than base rent shall be deemed to be “additional rent” and, in the event of non-payment, Lessor shall have all the rights and remedies as herein provided for failure to pay rent. With regard to additional rent which is estimated in monthly payments, notwithstanding any particular increase or reconciliation notice times set forth elsewhere herein, Lessor’s failure to timely notify Lessee of a change in the estimated monthly amounts or timely reconcile the estimated payments with actual expenses shall not alter or diminish Lessee’s responsibilities therefor.

9. Interest On Past Due Rent And Additional Rent:

9.01 If Lessee shall fail to pay, within seven (7) days after the same is due, any Rent or additional rent, or any other amount or charges due from Lessee under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment by Lessee at eighteen (18%) percent per annum.

10. Late Charges:

10.01 At Lessor’s sole and absolute discretion, Lessee agrees to pay Lessor a late charge of five (5%) percent of each payment of Rent or additional rent required to be paid by Lessee hereunder not received by Lessor within seven (7) days of the due date thereof. It is agreed by the parties hereto that said late charge shall be for reimbursement to Lessor for collection charges incurred as a result of the overdue Rent and/or additional rent. Such late charge shall be in addition to any interest payable by the Lessee as set forth in Section 9.01 above, resulting from Lessee’s failure to pay any Rent or additional rent due hereunder. In the event any check, bank draft, order for payment or negotiable instrument given to Lessor for any payment attributable to Lessee is not immediately collectable, Lessor shall be entitled to make an administrative charge to Lessee of Seventy-Five Dollars ($75.00), or any amount provided by law whichever is greater. In addition, Lessor shall be reimbursed by Lessee for any costs incurred by Lessor as a result of said payment being dishonored.

11. Security Deposit:

11.01 Intentionally Deleted.

12. Public Utilities - Utility Charges:

12.01 Lessee shall pay all utility and other charges and expenses for any services provided to the Premises, including, without limitation, gas, pest control, water (building and lawn sprinkler), sewer, waste removal, electricity, telephone, high-speed internet, janitorial, security monitoring and any other utility services used on the Premises during the Term of this Lease. All accounts for such utility services shall be opened and maintained in the name of the Lessee. If any such charges are not paid when due, Lessor may pay the same, and any amounts so paid by Lessor shall thereupon become due to Lessor from Lessee as additional rent. Lessor shall not be liable in damages, or otherwise, for any failure or interruption of any utility service being furnished to the Premises.

13. Waste, Damage Maintenance And Repair:

13.01 Lessee, at its sole expense, shall keep the interior of the Premises in good working order, condition and repair and maintain the same and every part thereof, including, but not limited to, all of the plumbing, electrical and lighting facilities, fire sprinklers (inspection, repairs, monitoring and phone line charges), security equipment, HVAC systems and air conditioning units, including monthly filter changes, floors, interior walls, interior doors, windows and ceilings. Additionally, Lessee, at its sole expense, shall keep the exterior of the Premises in good working order, condition and repair and maintain the same and every part thereof, including, but not limited to, the driveway and parking areas, exterior lighting and landscape maintenance (mowing, trimming, sprinkler repair, fertilization, etc). All maintenance, repairs, replacements and renewals made by Lessee shall be of equal or better quality of materials and workmanship to that originally in existence, and shall be made only by a licensed and bonded contractor acceptable to Lessor. To ensure compliance with the obligations under this section, Lessor may at its option enter upon the Premises, following reasonable notice to Lessee (except in the event of an emergency in which case no notice of entry shall be required), and put the same in good order, condition and repair and the cost thereof shall become due and payable as additional rent by Lessee to Lessor upon demand.

13.02 Lessee shall keep the Premises free from Lessee’s waste and debris. Further, Lessee shall not cause or permit any waste, damage or injury to the Premises. All waste, damage or injury to the Premises, or any part thereof, or to its fixtures, equipment or appurtenances caused by Lessee, its employees, agents, customers, guests or invitees, shall be repaired to Lessor’s satisfaction by Lessee, at Lessee’s sole cost and expense. Lessee shall also repair, at its sole cost and expense, all damage to the Premises caused by the installation or moving of Lessee’s fixtures, furniture and/or equipment. All such repairs shall be of equal or better quality of materials and workmanship to that originally in existence, and shall be made only by a licensed and bonded contractor acceptable to Lessor. To ensure compliance with the obligations under this section, Lessor may at its option enter upon the Premises, following reasonable notice to Lessee (except in the event of an emergency in which case no notice of entry shall be required), and put the same in good order, condition and repair and the cost thereof shall become due and payable as additional rent by Lessee to Lessor upon demand.

13.03 Lessor shall keep the building structure, roof, sub-floor, exterior walls, exterior doors, gutters and down spouts in good repair. Lessor shall be obligated for costs of replacing HVAC systems, in the event a replacement is deemed necessary within the reasonable discretion of the Lessor. Lessor shall have no responsibility for any repairs to the Premises except as set forth in this sub-section. Lessor shall make repairs for which it is responsible in such a manner so as to minimize interference with the operation of Lessee’s business and within a reasonable time after receiving notice from Lessee. If Lessor fails to undertake and complete repairs for which it is responsible, the failure of which materially and adversely affects the operation of Lessee’s business, then thirty (30) days following Lessee’s request for same (or such longer period as may be required to complete the repair if the same cannot be reasonably completed within the thirty (30) day time frame), Lessee may undertake to repair the same at Lessor’s cost and expense. In conducting such work, Lessee shall (i) proceed in accordance with all Laws as well as the provisions of this Lease regarding Lessee made improvements and repairs, (ii) complete such repairs in a reasonable time and (iii) indemnify and hold Lessee and its lender(s), if any, harmless from any and all liability, damage and expense arising from injury to person or property arising out of or resulting from Lessee’s exercise of such right. Lessor shall have thirty (30) days from receipt of Lessee’s invoice(s) for such costs to make payment in full. In the event Lessor fails to so pay, Lessee may thereafter begin to offset such costs against up to 10% of each monthly installment of Rent due hereunder until the entire cost has been recovered.

14. Improvements, Additions And Alterations:

14.01 Lessee shall not begin any alterations, additions or improvements to the Premises or any part thereof, without the prior written consent of Lessor, which consent shall not be unreasonably withheld so long as the requested alterations do not affect the structure or main systems of the building located on the Premises. All alterations, additions or improvements made by Lessee to the premises shall become part of the Premises and shall become the sole property of Lessor without compensation to Lessee. All alterations, additions or improvements to the Premises made by Lessee during the Lease Term shall be in keeping with the quality and type of structures presently located on the Premises. Any alterations, additions or improvements shall be done in a good and workmanlike manner and performed only by a licensed and bonded contractor, to the reasonable satisfaction of Lessor, and in compliance with all Laws including, without limitation, all applicable building and zoning laws, ordinances, orders and requirements of all sovereign authorities and the appropriate departments, commissions, boards and officers thereof. The costs of any such alterations, additions or improvements to the Premises shall be paid by Lessee (except to the extent of the tenant improvement allowance of Section 5.01) in cash or its equivalent so that Lessor’s fee simple title to the Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied. Lessor reserves the right before approving any such alterations, additions or improvements to require Lessee to furnish reasonably satisfactory evidence of available funds with which to pay for the completion of such alterations, additions or improvements. Lessee hereby agrees to indemnify, defend and hold Lessor harmless from and against any and all costs and liabilities incurred by Lessor with respect to any alterations, additions or improvements to the Premises made by or on behalf of Lessee and against any and all construction, materialmen’s, laborer’s, or other statutory or common law liens arising out of or from such work by or on behalf of Lessee, or the cost thereof, which may be asserted, claimed or charged against all or any part of the Premises, or against the Lessor. Such indemnity obligation shall survive the Term, or any earlier termination, of this Lease. Lessee shall permit Lessor or his agents to enter upon the Premises with reasonable and appropriate advance notice during the period that alterations, additions, or improvements are being made on or to the Premises to inspect such alterations, additions or improvements and to determine whether the Lessee is complying with the provisions of this section. Notwithstanding the foregoing, Lessee shall have the right to make Minor Alterations (as hereinafter defined) to the Premises without obtaining Lessor’s prior written consent. “Minor Alternations” shall mean minor alterations in the building located upon the Premises which (1) are not structural in nature, (2) do not affect the main building systems, and (3) are not visible from outside the building (provided, however, that any painting, wall covering installation, carpeting installation and removal of cabling and lighting fixtures will not be deemed visible from outside the building for purposes of this paragraph and may be made without Lessor’s consent.

15. Construction Liens:

15.01 Lessor’s interest in the Premises shall not be subject to construction liens arising from Lessee’s work or alterations and any repairs made by Lessee to the Premises. Lessee will not knowingly permit or suffer any lien attributable to Lessee or its agents or employees to attach to the Premises and nothing contained herein shall be deemed to imply any agreement of Lessor to subject Lessor’s interest or estate to any construction lien or any other lien. If any construction lien is filed against the Premises as a result of alterations, installations, improvements or repairs made or claimed to have been made by Lessee or anyone holding any part of the Premises through or under Lessee, or any other work or act of any of the foregoing, Lessee shall discharge the same within twenty (20) days from Lessee’s receipt of notice of the filing thereof. If Lessee fails to so discharge by payment, bond or court order any such construction lien, Lessor, at its option, in addition to all other rights or remedies herein provided, may pay or bond said lien or claim for the account of Lessee without inquiring into the validity thereof, and all sums so advanced by Lessor shall be paid by Lessee to Lessor as additional rent on demand, together with interest on all such amounts, at the rate of eighteen (18%) per annum. Pursuant to Florida Statutes, Section 713.10, notice is hereby given that Lessor shall not be liable for any labor or materials furnished or to be furnished to Lessee, and that no construction or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or real or personal property interest of Lessor in and to the Premises. Lessee agrees, if requested by Lessor, to join with Lessor in the execution of a short form lease or memorandum of lease to be recorded in the Public Records of Seminole County, Florida, for the purposes of giving notice of this provision of this Lease.

16. Insurance:

16.01 Throughout the Term of this Lease, Lessee, at its sole cost and expense, shall obtain and maintain in full force and effect a commercial general public liability insurance policy with respect to the Premises, which insurance, shall be written with a carrier acceptable to the Lessor and with coverage limits of not less than One Million and No/100 Dollars ($1,000,000.00) in respect of bodily injury or death to any one person, Two Million and No/100 Dollars ($2,000,000.00) in respect to any one accident or occurrence, and One Million and No/100 Dollars ($1,000,000.00) for property damage, and such protection shall continue at not less than the said limits until reasonably required to be changed by Lessor in writing by reason of changed economic conditions making such protection inadequate. The insurance policy shall name the Lessor as an additional insured and shall provide that the policy may not be canceled or modified by the carrier without thirty (30) days’ prior written notice to the Lessor. To the extent obtainable, the insurance policy shall contain a clause or an endorsement to the effect that no act or negligence of Lessee, or anyone acting for Lessee, or any sublessee, or occupant of the Premises, which might otherwise result in a forfeiture of such insurance or any part thereof, shall in anyway affect the validity or enforceability of such insurance insofar as Lessor. Lessee shall provide the Lessor with a certificate of insurance evidencing its compliance with this paragraph on or before the date of the execution of this Lease. Renewals of the policy or policies referred to in this paragraph shall be delivered to Lessor at least twenty (20) days prior to the expiration of any such policy, accompanied by evidence reasonably satisfactory to Lessor of payment of the premiums therefore.

16.02 Throughout the Term of this Lease, Lessee shall also maintain such other insurance in such amounts as may from time to time be reasonably required by Lessor against other insurable hazards which at the time are commonly insured against in the case of demolition, construction and alterations of buildings and/or in the case of property similarly situated, due regard being or to be given to the height or type of building, its location, construction, use and occupancy.

16.03 Lessee shall maintain worker’s compensation insurance to comply with the laws of the State of Florida.

16.04 If Lessee shall fail to procure and maintain the insurance required hereunder, Lessor may, at its option, pay the same, and the amount or amounts of money so paid, together with interest on all such amounts at the rate of eighteen percent (18%) percent per annum, shall be repaid by Lessee to Lessor, upon the demand of Lessor, and the payment thereof may be collected or enforced by Lessor in the same manner as though said amount were an installment of rent specifically required by the terms of this Lease to be paid by Lessee unto Lessor, upon the day when the Lessor demands reimbursement therefore from the Lessee; but the election of Lessor to pay such premiums shall not waive the default thus committed by Lessee.

16.05 Lessee will not do or permit anything to be done on the Premises, or bring or keep anything therein which shall in any way increase the rate of fire or other insurance on the Premises, or on the property kept therein, or conflict with the fire or other insurance on the Premises, or on the property kept therein, or conflict with any fire laws or regulations, or with any insurance policy upon said Premises, or any part thereof, or with any statutes, rules or regulations enacted or established by any appropriate governmental authority.

16.06 Lessee has the duty and responsibility to purchase casualty insurance covering Lessee’s property and any losses by reason of fire, wind, storm, water, theft or other casualty and to have the Lessor named as an additional insured in connection therewith. LESSOR SHALL NOT BE LIABLE FOR LOSS OR DAMAGE TO THE CONTENTS OF THE PREMISES FROM ANY CAUSE WHATSOEVER. LESSOR DOES NOT CARRY INSURANCE TO COVER ANY LOSS OR DAMAGE TO THE CONTENTS OF THE PREMISES FROM ANY CAUSE WHATSOEVER.

16.07 Lessee hereby waives its rights of recovery against Lessor and Lessor’s officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of either party, for any loss arising from any cause covered or that could be covered by fire, extended coverage, all risks or other insurance. Lessee will cause from time to time its insurers to issue appropriate waivers of subrogation rights endorsements to all insurance policies carried in connection with the building, the Premises, the contents of either and Lessee’s use of same.

17. Casualty Damage:

17.01 If the Premises shall be partially destroyed by fire or other casualty, the damages may, at the sole option of Lessor, be repaired by and at the expense of Lessor or an appropriate insurer and the rent until such repair is made shall be apportioned according to the part of the Premises which is useable by Lessee for its particular use. No penalty shall accrue for reasonable delay which may arise by reason of adjustments of insurance on the part of Lessor or for reasonable delay on account of “labor troubles” or any other cause beyond Lessor’s control. If Lessor shall decide not to restore or not to rebuild the Premises, or if the Premises are totally damaged or are rendered wholly untenable by fire or other casualty, or if the Premises shall be so damaged that Lessor shall decide to demolish it or to rebuild it, then Lessor may, within ninety (90) days after such fire or other casualty, give Lessee a notice in writing of such decision and thereupon the terms of this Lease shall expire and terminate effective as of the date of the casualty and Lessee shall immediately vacate the Premises and surrender the same to Lessor, and except as may otherwise be provided herein, the obligations of the parties hereto shall cease and terminate. Additionally, if the Premises are totally damaged or are rendered wholly untenantable by fire or other casualty, then Lessee may, within ninety (90) days after such fire or other casualty, give Lessor a fifteen (15) day notice in writing of Lessee’s decision to terminate the Lease and thereupon the terms of this Lease shall expire and terminate effective fifteen (15) days from the date of such notice and Lessee shall vacate the Premises by such date and surrender the same to Lessor, and except as may otherwise be provided herein, the obligations of the parties hereto shall cease and terminate.

18. Condemnation:

18.01 The parties hereto agree that if the Premises, or any such portion thereof as will make the Premises unusable for the purpose herein leased as determined by Lessor, are taken or condemned by competent authority for public or quasi-public use, then this Lease shall terminate from the date of taking, and except as may otherwise be provided herein, the obligations of the parties hereto shall cease and terminate. If the Lease continues after a partial taking, the rent shall abate proportionately as to the part taken. All compensation awarded for such taking of the Premises, the improvements located thereon, the fee, and the leasehold shall belong to and be the property of Lessor. Lessee shall not be entitled to any damages for the unexpired portion of the Term of this Lease, or injury to its leasehold interest, except that Lessee may seek the award of business damages, so long as such effort of Lessee does not diminish the compensation paid to Lessor.

19. Indemnification:

19.01 Lessee hereby indemnifies Lessor and saves it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Lessee of the Premises or any part thereof, or occasioned wholly or in part by any negligent or intentional, act or omission of Lessee, its agents, contractors, employees, servants, sub-lessee or concessionaires (including, without limitation, any failure by Lessee to keep, perform and observe each and every one of the covenants, conditions and agreements contained in this Lease to be kept, performed and observed by Lessee), unless caused by the willful act or gross negligence of Lessor, its agents and employees. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities, including attorney’s fees, incurred by Lessor in connection with any such claim or action or any trial, appellate or bankruptcy proceeding relative thereto. In case Lessor shall, without fault on its part, be made a party to any such action or proceeding, then Lessee shall protect and hold Lessor harmless and shall pay all costs, expenses, and reasonable attorney’s fees incurred or paid by Lessor in connection with such litigation and Lessee, upon written notice from Lessor, shall defend such action or proceeding by counsel approved in writing by Lessor, which approval shall not be unreasonably withheld or delayed. The provisions of this section shall survive the Term and any earlier termination of this Lease.

20. Exemption Of Lessor For Damage:

20.01 Lessor shall not be liable for injury or damage which may be sustained by the employees, invitees or customers of Lessee or any other person in or about the Premises or for injury or damage to any goods, wares, merchandise or property of Lessee, its employees, invitees or customers or any other person in or about the Premises, whether or not caused or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects in the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises, or from other sources, except to the extent the same are caused directly by the willful act or gross negligence of Lessor, its agents or employees.

21. Surrender Of Possession:

21.01 Lessee shall peaceably and quietly surrender the Premises upon the last day of the Term of this Lease, or upon the date of termination if prior to that, and shall surrender the Premises in as good a condition as the Premises was at the beginning of the Lease, except for reasonable wear and tear and except as expressly provided herein. Any property belonging to the Lessee not removed upon the termination of this Lease, if Lessor shall so elect, shall be deemed abandoned and become the property of Lessor without any payment or offset therefor. Lessor may remove such property belonging to Lessee from the Premises and store them at the risk and expense of Lessee if Lessor shall so elect. Lessee shall repair and restore all damage to the Premises caused by the removal of any property belonging to Lessee and any other equipment, trade fixtures, and personal property belonging to Lessee. Without limitation of other damages, Lessee shall be liable to Lessor for any cost, damage or expense incurred by Lessor as a result of Lessee’s failure to vacate the Premises under these terms and conditions.

22. Holding Over:

22.01 Lessee agrees that if Lessee does not surrender the Premises to Lessor at the end of the Term (as extended if the Option Term is properly elected), or upon any cancellation of the Term of this Lease, without prior written consent of Lessor, such holdover tenancy shall be a tenancy at will, and during any holdover period, Lessee shall pay to Lessor base rent equal to one hundred fifty percent (150%) of the base rent specified in this Lease for the immediately preceding lease year, without necessity of additional demand therefor. The acceptance of such rent shall not be deemed to be a consent to such continued occupancy nor shall it be deemed a waiver of any right of the Lessor as set forth herein, at law or in equity. Should a tenancy at will be created under the provisions of this paragraph, the tenancy may subsequently be terminated by either party hereto giving fifteen (15) days’ written notice of the intention to terminate the tenancy to the other party to this Lease. In addition, if such failure to surrender the Premises at the end of the Lease Term, or following any termination of the Term, interferes with Lessor’s ability to deliver the Premises to a succeeding tenant pursuant to a new lease agreement executed by and between Lessor and such tenant, so long as Lessor has delivered Lessee written notice of the new lease and the date by which the Premises must be surrendered to Lessor in order to comply with the terms of such new lease (the “Absolute Surrender Date”), which notice must be received by Lessee thirty (30) days prior to the Absolute Surrender Date, Lessee shall defend, indemnify and hold Lessor harmless from and against all losses or damages resulting from such failure accruing from and after the Absolute Surrender Date including, without limitation, any losses suffered by Lessor such as lost rents as well as any damages asserted against Lessor by any succeeding tenant founded upon such failure to timely surrender the Premises. This provision does not give Lessee any right to hold-over at the expiration of the Term of this Lease, and all other terms and conditions of this Lease shall remain in force during any tenancy at will created by the holding over by Lessee.

23. Covenants Of Lessee:

23.01 To induce Lessor to execute this Lease, and in consideration thereof, Lessee covenants and agrees as follows:

(a) Lessee agrees to give to Lessor prompt written notice of any accident, fire or damage occurring in, on or to the Premises.

(b) Lessee agrees that all loading and unloading of goods shall be done only in the areas and through such entrances as may be designated for such purposes by Lessor.

(c) Lessee agrees to keep the outside areas immediately adjoining the Premises clear and not to burn, place or permit any rubbish, obstruction or merchandise in such areas.

(d) Lessee shall install, maintain and keep current, at its expense, all fire extinguishers and other safety equipment as shall be required by applicable law, ordinance, regulation, or fire and extended coverage insurance underwriting compliance.

(e) Lessee shall not use or operate any machinery that, in Lessor’s opinion, is harmful to the Premises or disturbing to others; nor shall Lessee use any loud speakers, televisions, radios, or other devices in a manner so as to disturb persons outside of the Premises; nor display merchandise on the exterior of the Premises either for sale or for promotional purposes, without obtaining the prior written consent of Lessor.

(f) Lessee shall not conduct any auction, fire, bankruptcy, selling-out, or going-out-of-business sale on or about the Premises.

(g) Lessee shall notify Lessor of the death of any surety or guarantor, if any, of this Lease on or before the date of the first publication of the Notice of Administration of the estate of the deceased surety or guarantor.

(h) Lessee shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any person outside the boundaries of the Premises.

(i) Lessee agrees all mechanical apparatus shall be kept free from vibrations and noise which may be transmitted beyond the Premises.

(j) Lessee shall not do or suffer to be done any act, manner or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Premises or any part thereof, shall become void or suspended. Upon the breach of this covenant, in addition to all other remedies of Lessor and not as a limitation thereof, Lessee agrees to pay to Lessor as additional rent any and all increase or increases of premiums on insurance carried by Lessor on the Premises.

(k) Lessee acknowledges that the Premises is subject to certain covenants, conditions and restrictions recorded at O.R. Book 1986, Page 1410, Public Records of Seminole County, Florida, as supplemented and amended (“Restrictive Covenants”). Lessee agrees to abide by such Restrictive Covenants, as supplemented and amended. Lessor represents and warrants to Lessee that Lessor has no knowledge of any violations of or non-compliance with the Restrictive Covenants occurring from and after the date of that certain Estoppel Certificate executed by Technology Park Owners’ Association, Inc. dated March 29, 2007, a copy of which has been provided to Lessee.

24. Event Of Default And Remedies:

24.01 Each of the following events shall constitute an event of default or breach (“Event of Default”) of this Lease by Lessee:

(a) The filing of a voluntary petition by Lessee, or any sureties or guarantors of this Lease, for adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver or trustee of its property; or an assignment by Lessee or any sureties or guarantors of this Lease for the benefit of creditors; or

(b) The filing of an involuntary petition against Lessee, or any sureties or guarantors of this Lease, seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief of debtors, or the appointment of any trustee, receiver or liquidator of Lessee, or any sureties or guarantors of this Lease, unless such petition or appointment shall be dismissed within thirty (30) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition; or

(c) If Lessee shall fail to pay Lessor any Rent, additional rent or other sums due hereunder when said amount shall become due and shall not make the payment within seven (7) days after the date Lessor has delivered written notice to Lessee that said Rent and/or additional rent or other sum shall be due; however, an Event of Default shall occur hereunder without any obligation of Lessor to give any notice if Lessee fails to pay Rent when due and, during the 12 month interval preceding such failure, Lessor has given Lessee written notice of failure to pay Rent on one or more occasions; or

(d) If Lessee shall fail to perform or defaults in the performance of any of the conditions of this Lease other than the nonpayment of Rent or any other monetary obligation and if the nonperformance or default shall continue for a period of thirty (30) days after written notice thereof by Lessor to Lessee or, if the nature of Lessee’s cure requires more than thirty (30) days, Lessee shall be permitted to commence the cure within such thirty (30) days and diligently prosecutes such cure to completion; or

(e) If Lessee shall vacate or abandon the premises (Lessee shall be deemed to have abandoned the Premises if Rent and/or any other monetary obligation due under this Lease is not currently paid and Lessee is absent from the Premises for a period of fifteen (15) consecutive days); or

(f) If this Lease or the estate of Lessee hereunder shall be transferred to or shall pass to or devolve on any other person or party, except in the manner herein permitted; or

(g) If Lessee is a corporation which is not validly existing and in good standing and good standing is not restored within ten (10) business days after receipt of written notice from Lessor; or

(h) If Lessee is a partnership which is dissolved or liquidated.

24.02 If an Event of Default shall occur, Lessor may without prejudice to its other rights hereunder, avail itself of any right available to Lessor under the law or this Lease, including, without limitation, do any one or more of the following:

(a) Terminate this Lease and re-enter and take possession of the Premises without prejudice to any financial liability of Lessee;

(b) Recover possession of the Premises (with or without terminating the Lease, at Lessor’s option) in a manner prescribed by any statute relating to summary process, and any demand for rent, re-entry for condition broken, and any and all notices to quit, including, without limitation, the notice required by the provisions of Section 83.20, Florida Statutes, or any similar statutes, or other formalities of any nature, to which Lessee may be entitled, are hereby specifically waived;

(c) Bring suit for the breach which has occurred without affecting the obligations of the parties to perform the balance of the Lease;

(d) Declare the entire Rent for the balance of the Term of the Lease due and payable; and

(e) Re-let the Premises or any part thereof without thereby avoiding or terminating the Lease to any person, firm or corporation other than Lessee for such rent, for such time, and upon such terms as Lessor in Lessor’s sole discretion shall determine. In any such case, Lessor may make repairs in or to the Premises, and redecorate the same to the extent deemed by Lessor necessary or desirable, and Lessee shall, upon demand, pay the cost thereof together with Lessor’s expenses of re-letting including, without limitation, any brokerage commission. If the consideration collected by Lessor upon any such re-letting for Lessee’s account is not sufficient to pay the full amount of unpaid rent reserved in this Lease, together with the cost of repairs, alterations, additions, redecorating, and Lessor’s expenses, Lessee shall pay to Lessor the amount of each deficiency each month upon demand.

24.03 No re-entry or taking possession of the Premises by Lessor shall be construed as an election on Lessor’s part to terminate this Lease unless a written notice of such intention be given by Lessor to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction.

24.04 The failure of Lessor to re-let the Premises or any part thereof after recovery of possession shall not release or affect Lessee’s liability for damages. Lessor shall in no event be liable in any way whatsoever for failure to re-let the Premises, or in the event that the Premises are re-let, for failure to collect the rent under such re-letting.

24.05 All of the damages which are specified in this Lease are in addition to all other damages and costs to which Lessor may be entitled under the laws of the State of Florida.

24.06 After an Event of Default, the acceptance of rent (or any portion thereof) or failure to re-enter by Lessor shall not be held to be a waiver of its rights to terminate this Lease, and Lessor may re-enter and take possession of the Premises as if no rent had been accepted after such default.

24.07 No right or remedy hereunder shall be exclusive of any other right or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing. Failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future.

24.08 Lessor shall not be deemed to be in default in the performance of any obligation required to be performed by Lessor hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice thereof from Lessee; provided, however, that if the nature of Lessor’s obligations is such that more than thirty (30) days are required for its performance, then Lessor shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

25. Assignment And Subletting:

25.01 Lessee covenants and agrees not to encumber or mortgage Lessee’s leasehold interest hereunder nor assign this Lease or sublet all or any part of the Premises without the prior written consent of Lessor, which consent will not be unreasonably withheld. If Lessor consents to an assignment or subletting, the assignee or sublessee shall first be obligated to assume, in writing, all of the obligations of Lessee under this Lease and Lessee shall, for the full term of this Lease, continue to be jointly and severally liable with such assignee or sublessee for the payment of the Rent, additional rent, any other sums due by Lessee under this Lease and the performance of all obligations required by Lessee under this Lease. However, in the event the approved assignee is of greater financial standing than Lessee, as determined within the reasonable discretion of Lessor, Lessee may seek to be released from its continuing, joint obligation. Such request shall be made by Lessee in writing no earlier than one (1) year following the date of assignment and will only be permitted if no uncured defaults have occurred and are outstanding under the Lease from the date of the assignment to the date of Lessee’s request. In no event shall Lessee assign or sublet the Premises for any terms, conditions and covenants other than those contained herein. In no event shall this Lease be assigned or be assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease, or any rights or privileges hereunder, be an asset of Lessee under bankruptcy, insolvency or reorganization proceedings. Should Lessor consent to any assignment or sublease, any economic benefit that is derived shall be for the account of the Lessor.

26. Access To Premises:

26.01 Lessor and Lessor’s representatives shall have the right to enter upon the Premises following reasonable notice to Lessee (except in the event of an emergency in which case no notice of entry shall be required) for the purpose of inspecting the same or for making repairs, additions or alterations or for the purpose of exhibiting the same to prospective tenants, purchasers, mortgagors or others. Lessee shall not cause the Premises to be locked or otherwise secured in such a manner as to prevent Lessor or Lessor’s representatives from inspecting the Premises. Prospective purchasers, tenants or mortgagees authorized by Lessor may inspect the Premises during reasonable hours at any time.

27. Subordination:

27.01 Lessee agrees to subordinate its interest in this Lease to any mortgage or deed of trust encumbering the Premises and held by an institutional mortgagee by the execution of a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”). The SNDA must be tendered to Lessee in a commercially reasonable, generally accepted form. Lessee agrees to execute and deliver the SNDA within ten business (10) days of the request for same from Lessor. Such SNDA shall provide that the Lease will remain in effect and the mortgagee will recognize the Lessee as a tenant so long as the Lessee is not in default under the lease. If Lessee fails to execute the SNDA within the ten business (10) day time frame set forth herein, Lessee’s interest shall be deemed subject and subordinate to the lien of such mortgage or deed of trust.

28. Signs:

28.01 Lessee shall not place or suffer to be placed or maintained on any exterior door, wall or window of the Premises, any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window, exterior door or wall of the Premises without first obtaining Lessor’s written approval or consent. Lessee further agrees to maintain said sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved in writing by Lessor in good condition and repair at all times.

29. Right Of Lessor To Display Signs:

29.01 Lessor reserves the right to display a “For Sale” sign at any time on the Premises. Additionally, Lessor reserves the right to display a “For Rent” sign at any time within six (6) months prior to the expiration of this Lease, or after default of Lessee, or following delivery of notice by either party of their intention to terminate this Lease. All of said signs may be placed upon such part of the Premises as Lessor shall require.

30. Removal And Restoration By Lessee:

30.01 All alterations, decorations, additions, and improvements on or in the Premises as of the date of this Lease, and that may be erected or installed during the Lease Term, shall become part of the Premises and shall become the sole property of Lessor, except that all moveable trade fixtures installed by Lessee shall be and remain the property of Lessee; provided that such trade fixtures can be removed without damaging the Premises. Any damage caused by Lessee as a result of removal of its trade fixtures shall be promptly repaired by Lessee at its expense.

31. Personal Property:

31.01 All personal property of the Lessee in the Premises shall be maintained at the sole risk of the Lessee. The Lessor shall not be liable for any accident to or damage to property of Lessee resulting from the use or operation of the heating, cooling, electrical or plumbing apparatus. Lessor shall not in any event, be liable for damages to property resulting from water, steam or other causes. Lessee hereby expressly releases and agrees to hold Lessor harmless from, any liability incurred or claimed by reason of damage to Lessee’s property. Lessor shall not be liable for damages, nor shall this Lease be affected, for conditions arising or resulting, and which may affect the Premises, due to construction on contiguous properties.

32. No Waiver:

32.01 No delay or omission of the exercise of any right by either party hereto shall impair any such right or shall be construed as a waiver of any default or as an acquiescence thereto. One or more waivers of any violation or breach or failure to comply with any of the covenants, terms, provisions or conditions of this Lease by either party shall not be construed by the other party as a waiver of any subsequent violation, breach or failure to comply with the same or any other covenant, term, provision, or condition contained in this Lease. No requirements whatsoever of this Lease shall be deemed waived or varied because of either party’s failure or delay in exercising its rights resulting from any default, and Lessor’s acceptance of any payment from Lessee with knowledge of any default shall not constitute a waiver of Lessor’s right with respect to such default, nor of any subsequent default. All remedies provided for herein shall be construed as cumulative and shall be in addition to every other remedy otherwise available to Lessor.

33. Exculpation:

33.01 Lessee agrees that Lessee shall look solely to Lessor’s interest in the Premises and Lessor’s personal property used in connection therewith for the satisfaction of any claim, judgment or decree requiring the payment of money by Lessor to Lessee based upon any default hereunder and no other property or assets of Lessor, its heirs, successors and assigns, shall be subject to levy, execution or other enforcement procedure for the satisfaction of any claim, judgment, injunction or decree of Lessee against Lessor.

34. Brokers:

34.01 Lessor and Lessee each warrant and represent to the other that neither has employed or dealt with any broker, agent or leasing consultant in connection with this Lease. Lessor and Lessee covenant and agree, each to the other, to indemnify and hold the other harmless from and against any and all liability, costs, claims, demands, damages, actions, causes of action, suits and expenses (including, but not limited to, attorney’s fees and costs and disbursements of litigation) the other party may incur, arising out of or in any manner related to any claim or action by any other broker, agent or leasing consultant claiming to have dealt with the indemnifying party, or claiming to be due a commission or other compensation from the indemnifying party with respect to this Lease.

35. Transfer Of Lessor’s Interest:

35.01 In the event of any transfer or transfers of Lessor’s interest in the Premises, upon the transferee assuming liability therefore, Lessor shall be automatically relieved of any and all obligations and liabilities on the part of Lessor accruing from and after the date of such transfer.

36. Rules And Regulations:

36.01 Lessee shall conduct its business in the Premises during the regular customary days and hours for such type of business in the city and trade area in which the Premises is located, with due allowance for vacations, holiday, and deaths or illness of Lessee’s officers, directors, and shareholders and their family members.

36.02 Lessor reserves the right from time to time to adopt, promulgate, amend or supplement rules and regulations applicable to the Premises. Notice of such rules and regulations, and any amendments and supplements, shall be given to Lessee, and Lessee agrees thereupon to comply with and observe all such rules and regulations, and amendments and supplements thereto. However, such newly adopted, promulgated, amended or supplemental rules and regulations shall not change the terms of this Lease nor substantially impede the continuing operation of Lessee’s business.

37. Successor In Interest:

37.01 All provisions herein contained shall bind and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns. In the event Lessor or any successor-owner of the Property shall convey or otherwise dispose of the Premises, all liabilities and obligations of Lessor or any successor-owner as Lessor to Lessee under this Lease shall terminate upon such conveyance or disposal and the giving of written notice thereof to Lessee.

38. Notices:

38.01 Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall not be deemed to have been duly given or served unless in writing and either personally delivered, delivered by Federal Express or other courier service, delivered by facsimile transmission with proof of transmittal or deposited in the United States Mail, postage prepaid, return receipt requested. If given by regular mail, the notice shall be deemed to have been given within a required time if received, evidenced by the return receipt, within the time limit. For the purpose of calculating time limits which run from the giving of a particular notice, the time shall be calculated from actual receipt of the notice. Notices shall be addressed as follows:

TO THE LESSOR AT:	Emma Investments, LLC
Post Office Box 941618
Maitland, Florida 32794
(407) 629-9192 (fax)

TO THE LESSEE AT:	Faro Technologies, Inc.
250 Technology Park
Lake Mary, Florida 32746
(407) 562-5287 (fax)

Such addresses may be changed from time to time by either party by serving notices as above provided, but Lessee shall at all times have a physical street address within the continental United States of America as one of the addresses to which notices may be delivered.

39. Entire Agreement:

39.01 This Lease contains the entire and only agreement between the parties concerning the Premises and no prior oral or written statement or representations, if any, of any party hereto or any representative of a party hereto, not contained in this instrument, shall have any force or effect. This Lease shall not be modified in any way except by a written document executed by Lessor and Lessee.

40. Authority To Execute:

40.01 If Lessee is a corporation (or partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation (or under the pertinent partnership agreements), that any required consents or approvals of third parties have been obtained, and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. Lessor represents and warrants that all necessary approval action has been undertaken by the entity as necessary to approve its representative’s execution hereof and that it is binding upon said entity in accordance with its terms.

41. Lease Not Recordable:

41.01 At the request of either party, Lessor and Lessee shall promptly execute, acknowledge and deliver a memorandum or short form of lease sufficient for recording. In no event shall this Lease be recorded and if Lessee records this Lease in violation of the terms hereof, in addition to any other remedy available to Lessor upon Lessee’s default, Lessor shall have the option to terminate this Lease by recording a notice to such effect. If a memorandum or short form of lease is recorded, on the termination of this Lease, Lessee shall execute, acknowledge and deliver to Lessor an instrument in writing releasing and quit-claiming to Lessor all right, title and interest of Lessee in and to the premises by reason of this Lease or otherwise.

42. Radon Gas:

42.01 Radon gas is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon testing may be obtained from your county public health unit.

43. Time Of Essence:

43.01 It is understood and agreed between the parties hereto that time is of the essence as to all of the terms, provisions, covenants and conditions of this Lease.

44. Attorneys’ Fees:

44.01 The prevailing party in any litigation arising out of this Lease, including any appellate proceedings, insolvency proceedings and bankruptcy proceedings, shall be entitled to the award of its reasonable attorney’s fees and costs.

45. Severability:

45.01 If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

46. Applicable Law:

46.01 This Lease shall be construed under the laws of the State of Florida and the venue of any action to enforce rights hereunder shall be Seminole County, Florida.

47. Accord And Satisfaction:

47.01 Lessor is entitled to accept, receive and cash or deposit any payment made by Lessee for any reason or purpose, or in any amount whatsoever and apply the same at Lessor’s option to any obligation of Lessee and the same shall not constitute payment of any amount owed except that to which Lessor has applied the same. No endorsement or statement on any check or letter of Lessee shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Lessor’s right to recover any and all amounts owed by Lessee hereunder and Lessor’s right to pursue any other available remedy and shall not be deemed to constitute a waiver of any of Lessor’s rights hereunder.

48. Lessor’s Right To Satisfy Lessee’s Obligations:

48.01 If Lessee fails to observe or perform any term or condition of this Lease within the grace period, if any, applicable thereto, then Lessor may immediately or at any time thereafter perform the same for the account of Lessee. If Lessor makes any expenditure or incurs any obligation for the payment of money in connection with such performance for Lessee’s account (including reasonable attorneys’ fees and costs in instituting, prosecuting and/or defending any action or proceeding through appeal), the sums paid or obligations incurred, together with interest at the highest rate allowable by law, shall be paid by Lessee to Lessor upon demand. In the event Lessee, in the performance or non-performance of any term or condition of this Lease, should cause an emergency situation to occur or arise upon the Premises, Lessor will have all rights set forth in this paragraph immediately without the necessity of providing Lessee any advance notice.

49. Estoppel Statement:

49.01 Upon the request of either party at anytime and from time to time, Lessor and Lessee agree to execute and deliver to the other within ten (10) days after receipt of such request, a written instrument, duly executed, addressed to either Lessor or Lessee, as may be applicable, and/or to any person designated by either Lessor or Lessee, at their sole cost and expense, (a) ratifying this Lease; (b) stating the commencement and termination dates of this Lease and (c) certifying (1) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended except by such writing as shall be stated, (2) that all conditions under this Lease to be performed by either the Lessor or Lessee have been satisfied (stating exceptions, if any), (3) no defenses or offsets against the enforcement of this Lease by Lessor or Lessee exist (or, if any, stating those claimed), (4) advance rent, if any, paid by Lessee, (5) the date to which rent has been paid, (6) the amount of security deposited with Lessor, and such other information as either party may reasonably require. Persons receiving such statements shall be entitled to rely upon them.

50. Captions And Headings:

50.01 The captions and headings of this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such paragraphs of this Lease or in any way affect this Lease.

51. Hazardous Substances:

51.01 Lessee shall not, nor shall Lessee permit its agents, contractors, employees, licensees and invitees to discharge, release, dump, spill or store on the Premises any Hazardous Materials (as hereinafter defined) in violation of any of the Environmental Laws (as hereinafter defined).

51.02 As used herein “Environmental Laws” means, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601 et seq., the Solid Waste Disposal Act, as amended, 42 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. §2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §11001 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. §7401 et seq., the National Environmental Policy Act of 1969, 42 U.S.C. §4321, the Rivers and Harbors Appropriations Act of 1899, 33 U.S.C. §401 et seq., the Endangered Species Act of 1973, as amended, 16 U.S.C. §1531 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §651 et seq., and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. §300f et seq., and the regulations and guidelines promulgated or published thereunder as any of the foregoing may be amended, and any other applicable present or future federal, state or local laws, statutes, codes, ordinances, rules, regulations, decrees, orders and other such requirements.

51.03 As used herein “Hazardous Materials” shall mean any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. §172.101 and any amendments thereto) or by the Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302 and any amendments thereto), or such substances, materials, and wastes which are or become regulated under any applicable federal, state or local law including, without limitation, any material, waste or substance which is: (i) asbestos; (ii) polychlorinated biphenyls; or (iii) defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material,” “regulated substance,” or other similar term under the Environmental Laws, but excluding Hazardous Materials contained in products used by Lessee in de minimis quantities for ordinary cleaning and office purposes.

51.04 Lessee, its agents, employees, contractors or invitees, shall not use the Premises in any manner that violates any applicable Environmental Laws, including, but not limited to, any such law, regulation or ordinance pertaining to air and water quality, the handling, transportation, storage, treatment, usage or disposal of Hazardous Materials, air emissions and other environmental matters. Lessee shall not cause or permit the Premises to be used for the generation, handling, storage, transportation, disposal or release of any Hazardous Materials, except as exempted or properly permitted under applicable Environmental Laws.

51.05 Lessee represents and warrants to Lessor that:

(a) Lessee is not in violation of or subject to any existing, pending or threatened investigation by any governmental authority under any applicable Environmental Laws, including, but not limited to, those pertaining to air and water quality, the handling, transportation, storage, treatment, usage or disposal of Hazardous Materials, air emissions and other environmental matters.

(b) The activities to be conducted upon the Premises by Lessee shall not pose any significant hazard to human health or the environment or violate any Environmental Laws.

(c) Lessee’s intended use of the Premises will not result in the disposal, release or discharge of any Hazardous Materials on, under or to the Premises, except as permitted under any Environmental Laws.

(d) Lessee does not and will not use any Hazardous Materials on the Premises, except as permitted under any Environmental Laws.

51.06 Lessee agrees to indemnify Lessor and hold Lessor and its employees, partners, heirs, personal representatives, successors and assigns harmless from and against any and all claims, losses, damages (including all foreseeable and unforeseeable consequential damages), liabilities, fines, penalties, charges, interest, administrative or judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including without limitation attorney’s fees and expenses), directly or indirectly resulting in whole or in part from Lessee’s violation of any Environmental Laws applicable to the Premises or any activity conducted thereon, or from any present or future use, generation, handling, storage, transportation, disposal or release by Lessee of Hazardous Materials at or in connection with the Premises, or any decontamination, detoxification, closure, cleanup or other remedial measures required with respect to the Premises under any Environmental Laws resulting from Lessee’s use or occupancy of the Premises (collectively, the “Lessee’s Violations”). Lessor shall be reimbursed by Lessee immediately upon demand for any and all sums paid and costs incurred by Lessor with respect to the foregoing matters. Said sums paid and costs incurred shall bear interest at the highest rate permitted by law and same shall be paid to Lessor by Lessee immediately upon demand. The foregoing Lessee’s environmental indemnity shall survive the expiration or termination of this Lease and/or any transfer of all or any portion of the Premises, or of any interest in this Lease.

51.07 Lessee shall immediately notify Lessor in writing of all spills or releases of any Hazardous Materials, all failures to comply with any Environmental Laws, all inspections of the Premises by any regulatory entity concerning the same, all notices, orders, fines or communications of any kind from any governmental entity or third party that relate to the existence of or potential for environmental pollution of any kind existing on or resulting from the use of the Premises or any activity conducted thereon, and all responses or interim cleanup action taken by or proposed to be taken by any government entity or private party on the Premises.

51.08 If Lessee is not in compliance with the provisions of this paragraph, Lessor, without waiving or releasing any right or remedy it may have with respect to such noncompliance, shall have the right to immediately enter upon the Premises to remedy any contamination caused by Lessee’s failure to comply, notwithstanding any other provision of this Lease. Lessor shall use reasonable efforts to minimize interference with Lessee’s business but shall not be liable for any interference caused thereby.

51.09 In the event any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work (“Remedial Work”) of any kind is necessary under any applicable Environmental Laws, or is required by any governmental entity or other third person because of or in connection with the presence or suspected presence of Hazardous Materials on or under the Premises resulting from Lessee’s Violations, Lessee shall assume responsibility for all such Remedial Work and shall promptly commence and thereafter diligently prosecute to completion all such Remedial Work. Lessee shall pay for all costs and expenses of such Remedial Work, including, without limitation, Lessor’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Lessee shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Lessor may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become immediately due and payable, as additional rent to the Lessor from the Lessee.

51.10 Any default of Lessee under these provisions shall be an Event of Default hereunder, enabling Lessor to exercise any of the remedies set forth in this Lease.

51.11 The provisions of this Section 51 shall survive the termination or expiration of this Lease.

52. Independent Covenants:

52.01 The covenants to pay Rent, additional rent and other amounts hereunder are independent covenants, and Lessee shall not have the right to hold back, offset, or fail to pay any such amounts for default by Lessor or any other reason whatsoever.

53. Construction And Interpretation:

53.01 The fact that a party may be deemed to have drafted or structured any provision hereof shall not be considered in construing that particular provision either in favor of or against such party.

54. Quiet Enjoyment:

54.01 Upon payment by the Lessee of the rents herein provided, and upon the observance and performance of all covenants, terms and conditions of Lessee’s part to be observed and performed, Lessee shall peacefully and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Lessor, subject nevertheless, to the terms and conditions of this Lease.

55. Relationship Of Parties:

55.01 Notwithstanding anything contained herein to the contrary, it is agreed that the Lessor shall in no event be deemed to be a partner or engaged in a joint venture with, or an associate of, Lessee in the conduct of its business, nor shall Lessor be liable for any debts incurred by Lessee in the conduct of its business. Nothing in this Lease contained shall be deemed or construed to confer upon Lessor any interest in the business of the Lessee. The relationship of the parties during the Lease Term shall at all times be that of Lessor and Lessee.

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have set their hands and seals on the dates indicated below their respective signatures.

Witnesses:	LESSOR

EMMA INVESTMENTS, LLC, a Florida limited liability company

/s/ Susan Luther	/s/ Andre F. Hickman
Print Name: Susan Luther	ANDRE F. HICKMAN, Manager
Date: 10/12/2009

/s/ Paul M. Sills
Print Name: Paul M. Sills

LESSEE

FARO TECHNOLOGIES, INC., a Florida corporation

/s/ Nancy Setteducati	By:	/s/ David Morse
Print Name: Nancy Setteducati	Name Printed:	David Morse
	Title:	SVP Managing Director Americas
	Date:	10/9/2009

/s/ Lezlie Craig
Print Name: Lezlie Craig

EXHIBIT A

MAP OF BOUNDARY SURVEY
ALTA/ACSM LAND TITLE SURVEY
SECTION 19 - TOWNSHIP 20 SOUTH - RANGE 30 EAST
SEMINOLE COUNTY, FLORIDA

VICINITY MAP

TECHNOLOGY PARK
LAKE EMMA ROAD

LEGEND

- = OVERHEAD UTILITY LINES
- = WATER VALVE
- = FIRE HYDRANT ASSEMBLY
- = STORM SEWER MANHOLE
- = HANDICAPPED PARKING SPACE
- = METAL SIGN
- = CONCRETE LIGHT POLE
- = METAL LIGHT POLE
- = CONCRETE UTILITY POLE

PROPERTY ADDRESS

CURRENT ZONING

LIGHT MANUFACTURING

PARKING SPACES

LAND AREA

BUILDING AREA

BUILDING HEIGHT

NOTES:

A-1